UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 24, 2018

McDONALD’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 North Carpenter Street
Chicago, Illinois
(Address of Principal Executive Offices)
60607
(Zip Code)

(630) 623-3000
(Registrant’s telephone number, including area code)

One McDonald's Plaza
Oak Brook, Illinois 60523
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at the Annual Shareholders' Meeting of McDonald's Corporation (the "Company") held on May 24, 2018, as well as the number of votes cast with respect to each matter.

Each of the eleven Directors proposed by the Company were re-elected by the following votes to serve until the Company's 2019 Annual Shareholders' Meeting or until his or her respective successor has been elected and qualified. The voting results were as follows:

Director Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Lloyd Dean	521,640,602	16,726,336	950,643	127,593,058
Stephen Easterbrook	531,016,539	7,397,698	903,344	127,593,058
Robert Eckert	518,445,933	19,930,251	941,397	127,593,058
Margaret Georgiadis	536,193,921	2,314,720	808,940	127,593,058
Enrique Hernandez, Jr.	504,149,424	34,102,711	1,065,446	127,593,058
Jeanne Jackson	514,922,573	23,570,629	824,379	127,593,058
Richard Lenny	521,098,727	17,234,658	984,196	127,593,058
John Mulligan	535,877,947	2,467,968	971,666	127,593,058
Sheila Penrose	529,740,932	8,776,504	800,145	127,593,058
John Rogers, Jr.	515,218,312	23,211,405	887,864	127,593,058
Miles White	473,017,606	65,403,615	896,360	127,593,058

The proposal regarding an advisory vote to approve the compensation awarded to the Company's named executive officers for 2017 was approved by shareholders. The votes on this matter were as follows: 503,560,659 votes for; 33,250,613 votes against; 2,506,309 abstentions; and 127,593,058 broker non-votes.

The proposal regarding an advisory vote to approve the appointment of Ernst & Young LLP to serve as independent auditor for 2018 was approved by shareholders. The votes on this matter were as follows: 646,716,944 votes for; 18,814,238 votes against; and 1,379,457 abstentions. There were no broker non-votes on this matter.

The proposal regarding an advisory vote on a shareholder proposal requesting the ability for shareholders to act by written consent was not approved by shareholders. The votes on this matter were as follows: 226,325,379 votes for; 309,276,282 votes against; 3,715,920 abstentions; and 127,593,058 broker non-votes.

The proposal regarding an advisory vote on a shareholder proposal requesting a report on plastic straws was not approved by shareholders. The votes on this matter were as follows: 41,267,695 votes for; 487,062,501, votes against; 10,987,385 abstentions; and 127,593,058 broker non-votes.

The proposal regarding an advisory vote on a shareholder proposal requesting a report on charitable contributions was not approved by shareholders. The votes on this matter were as follows: 16,927,612 votes for; 514,466,188 votes against; 7,923,781 abstentions; and 127,593,058 broker non-votes.

Item 7.01.  Regulation FD Disclosure.

On May 24, 2018, the Company issued an Investor Release announcing that on the same day the Board declared a quarterly cash dividend. A copy of the Investor Release is attached as Exhibit 99 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

99	Investor Release of McDonald's Corporation issued May 24, 2018: McDonald's Announces Quarterly Cash Dividend

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION
(Registrant)

Date:	May 30, 2018	By:	/s/ Denise A. Horne
Denise A. Horne
Corporate Vice President, Associate General Counsel and Assistant Secretary